Exhibit 23.2 – KPMG LLP

Consent of Independent Registered Public Accounting Firm

The Board of Directors
1st Constitution Bancorp:

We consent to incorporation by reference in registration statement (No. 333-98177) filed on Form S-8, of our report dated February 6, 2004, relating to the consolidated statements of income, changes in shareholders’ equity, and cash flows of 1st Constitution Bancorp and subsidiaries for the year ended December 31, 2003, which report appears in the December 31, 2005 Annual Report on Form 10-K of 1st Constitution Bancorp.

KPMG LLP

Short Hills, New Jersey
March 10, 2006